Exhibit 99.1

Athena Consumer Acquisition Corp. Announces Contributions to

Trust Account In Connection With Proposed Extension Amendment

New York, NY, December 16, 2022 – Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS) (“Athena” or the “Company”), announced today that, in connection with the previously announced special meeting to be reconvened at 10:30 a.m. Eastern Time on December 21, 2022 (the “Extension Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to amend Athena’s Amended and Restated Certificate of Incorporation (the “Extension Amendment”) to provide Athena with the right to extend the date (the “Deadline Date”) by which it must consummate an initial business combination (the “Extension”) up to six times for an additional one month each time, from January 22, 2023 to up to July 22, 2023, which is 21 months from the closing date of Athena’s initial public offering, the sponsor of Athena, Athena Consumer Acquisition Sponsor LLC (the “Sponsor”), or its designees will make contributions to the trust account following the approval of the Extension Amendment and implementation of the Extension.

If the Extension Amendment is approved at the Special Meeting and the Extension is implemented, the Sponsor or its designees will deposit into the trust account as a loan (a “Contribution”), the lesser of (x) $121,000 or (y) $0.55 per public share multiplied by the number of public shares outstanding, on each of the following dates: (i) January 23, 2023; and (ii) one business day following the public announcement by Athena disclosing that Athena’s board of directors has determined to extend the Deadline Date for an additional month in accordance with the Extension (each date on which a Contribution is to be deposited into the trust account, a “Contribution Date”).

The Contributions will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by Athena upon consummation of an initial business combination. If Athena does not consummate an initial business combination by the Deadline Date, any such promissory notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the Extension Amendment and the implementation of the Extension. No Contribution will occur if the Extension Amendment is not approved or the Extension is not implemented. If Athena has consummated an initial business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate.

Athena will further adjourn the Extension Meeting in the event that greater than 2,000,000 shares of Class A common stock of Athena are submitted for redemption and have not been reversed by the scheduled time of the adjourned Extension Meeting.

Stockholders of record as of November 17, 2022 are entitled to vote at the Extension Meeting. Stockholders who have not yet done so are encouraged to vote as soon as possible. Stockholders of Class A common stock may exercise their right to redeem their shares for their pro rata portion of the funds available in Athena’s trust account, or to withdraw any previously delivered demand for redemption, by 5:00 p.m., Eastern time, December 19, 2022. If any such stockholders have questions or need assistance in connection with the Extension Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing ACAQ.info@investor.morrowsodali.com.

About Athena Consumer Acquisition Corp.

Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS), incorporated in Delaware, is a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company is the second SPAC founded by Isabelle Freidheim, with Jane Park serving as Chief Executive Officer, Jennifer Carr-Smith as President and Angy Smith as Chief Financial Officer. All three Athena SPACs have been comprised entirely of women founders, CEOs, board members and other executives.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement (as amended, the “Extension Proxy Statement”) to be used at the Extension Meeting to approve the Extension Amendment. The Company has mailed the Extension Proxy Statement to its stockholders of record as of November 17, 2022 in connection with the Extension. Investors and security holders of Stockholders are advised to read the Extension Proxy Statement and any amendments thereto, because these documents will contain important information about the Extension and the Company. Stockholders will also be able to obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Athena Consumer Acquisition Corp., 442 5th Avenue, New York, NY 10018.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names and interests of the Company’s directors and officers in the Company and the Extension in the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports the Company file with the SEC, including the Extension Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Company’s stockholders for the Extension is not obtained; the level of redemptions made by the Company’s stockholders in connection with the Extension and its impact on the amount of funds available in the Company’s trust account to complete an initial business combination; and those factors discussed in the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports we file with the SEC, including the Extension Proxy Statement. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Claire Kerr

Bevel PR

Athena@bevelpr.com